SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 3)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VIB Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INTRODUCTION
REVOCABILITY OF PROXIES
PERSONS MAKING THE SOLICITATION
VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS
Stock Performance Graph
PROPOSAL 2 AMENDING ARTICLE IV(a) OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL
INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD April 24, 2002
At 6:00 p.m.

NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of VIB Corp and the call of its Board of Directors, the 2002 Annual Meeting (the “Meeting”) of Shareholders of VIB Corp (the “Company”) will be held at Brunner’s Crystal Room, 215 North Imperial Avenue, El Centro, California 92243, on Wednesday, April 24, 2002, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Electing the following four persons to the Board of Directors who shall serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified:

R. Stephen Ellison Richard D. Foss	Ronald A. (Rusty) Pedersen Alice Helen Lowery Westerfield

2.	Amendment to Articles of Incorporation. Amending Article IV(a) of the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 25,000,000 shares to 125,000,000 shares in order to provide sufficient shares for the Company’s Rights Plan, as more fully described at page 15 of the accompanying Proxy Statement.

3.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 1, 2002, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

The Bylaws of the Company provide for the nomination of directors in the following manner:

“2.14	Nomination of Directors

Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the President of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days’ notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the President of the corporation not later than time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each

Notice of Annual Meeting of Shareholders

proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged a bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF SUCH PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

By Order of the Board of Directors

Charlotte Studer, Secretary

Dated: March 22, 2002

ANNUAL REPORT ON FORM 10-K

COPIES OF THE COMPANY’S 2001 ANNUAL REPORT TO SHAREHOLDERS AND THE COMPANY’S 2001 ANNUAL REPORT ON FORM 10-K, INCLUDING THE AUDITED FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE BEING MAILED TO SHAREHOLDERS ALONG WITH THESE 2002 ANNUAL MEETING PROXY MATERIALS. ADDITIONAL COPIES ARE AVAILABLE UPON REQUEST TO MR. HARRY G. GOODING, III, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, VIB CORP, P.O. BOX 1845, EL CENTRO, CALIFORNIA 92244, TELEPHONE (760) 337-3200.

VIB CORP
1498 MAIN STREET
EL CENTRO, CALIFORNIA 92243

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2002
At 6:00 p.m.

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2002 Annual Meeting of Shareholders (the “Meeting”) of VIB Corp (the “Company”) to be held at Brunner’s Crystal Room, 215 North Imperial Avenue, El Centro, California 92243, at 6:00 p.m., on Wednesday, April 24, 2002, and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying Notice will be mailed on or about March 22, 2002, to shareholders eligible to receive notice of and to vote at the Meeting.

     The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. Electing the following four persons to the Board of Directors, who shall serve until the 2004 Annual Meeting and until their successors are elected and have qualified:

R. Stephen Ellison Richard D. Foss	Ronald A. (Rusty) Pedersen Alice Helen Lowery Westerfield

2.	Amendment to Articles of Incorporation. Amending Article IV(a) of the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 25,000,000 shares to 125,000,000 shares in order to provide sufficient shares for the Company's Rights Plan, as more fully described at page 15 of this Proxy Statement.

3.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

REVOCABILITY OF PROXIES

     A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such a Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of such election. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions specified on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS.

PERSONS MAKING THE SOLICITATION

     The Company’s Board of Directors is making this Proxy solicitation. The Company will pay the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used for the solicitation of Proxies for the Meeting. The Company contemplates that Proxies will be solicited principally through the use of the mail; however, the Company’s officers, directors and employees, as well as the officers, directors and employees of its wholly-owned subsidiary, Valley Independent Bank (“VIB”), may personally solicit Proxies by telephone, without receiving any special compensation. Although there is no formal agreement to do so, the Company may also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. Additionally, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it advisable.

VOTING SECURITIES

     The Company had 13,109,956 shares of its Common Stock outstanding on March 1, 2002, which has been fixed as the record date (the “Record Date”) for the purpose of determining the shareholders entitled to notice of, and to vote at, the Meeting. On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the Record Date for the Meeting. In connection with the election of directors, shares may not be voted cumulatively.

     A majority vote of the outstanding shares is required to amend Article IV(a) of the Company’s Articles of Incorporation. Directors are elected by plurality vote. Abstentions and broker non-votes do not have the effect of votes in opposition to a director, but abstentions and broker non-votes have the affect of “no” votes with respect to the proposal to amend the Company’s Articles of Incorporation. Abstentions are, however, counted towards a quorum.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as set forth below, Management of the Company does not know of any person who owns beneficially or of record more than 5% of the Company’s outstanding Common Stock. The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Company’s outstanding Common Stock by the Company’s directors and executive officers(1), by all directors and executive officers of the Company as a group, and by the Company’s other more than 5% shareholder. Management is not aware of any change in control of the Company which has occurred since January 1, 2001, or of any arrangement which may, at a subsequent date, result in a change in control of the Company.

(1)	As used throughout this Proxy Statement, the term “executive officers” means the President and Chief Executive Officer and the Executive Vice Presidents and the Senior Vice President/Human Resources Director of the Company. The Company’s Chairman of the Board, Vice Chairmen of the Board and Secretary are not deemed to be executive officers of the Company.

				Percent
	Number of Shares		Number of Shares	of Class
	of Common Stock		Subject to Vested	Beneficially
Name and Title	Beneficially Owned(2)		Stock Options(3)	Owned(3)

Jack Brittain, Jr.,	26,268	(4)	30,129	0.43%
Executive Vice President and Chief Credit Officer
R. Stephen Ellison,(5)	794,184	(6)(7)	12,421	6.15%
Director
Richard D. Foss,	157,954	(8)	16,110	1.33%
Chairman of the Board
Harry G. Gooding, III,	17,023	(9)	30,103	0.36%
Executive Vice President and Chief Financial Officer
Janice Stewart Grady,(10)	742,865	(6)(7)(11)	11,268	5.75%
Senior Vice President and Human Resources Director
William Henle	2,855	(12)	2,371	0.04%
Executive Vice President and Chief Operating Officer
Thomas S. Kelly,	63,894		4,270	0.52%
Director
Dennis L. Kern,(10)	1,057,627	(6)(7)(13)	65,118	8.52%
Director, President and Chief Executive Officer
Edward McGrew,	71,938		12,421	0.64%
Director
Ronald A. (Rusty) Pedersen,(14)	1,168,211	(6)(7)	12,421	9.00%
Vice Chairman of the Board
Pete J. Penner	20,698		2,121	0.17%
Director
Alice Helen Lowery Westerfield,	427,391		12,421	3.35%
Vice Chairman of the Board
All Directors and Executive	2,343,505	(6)(7)	211,174	19.18%
Officers as a Group (12 in number)
Michael E. Kelly,(15)	828,255		—	6.32%
Principal Shareholder

(2)	Includes shares beneficially owned, directly or indirectly, together with associates, except for shares subject to vested stock options and outstanding. Also includes shares held as trustee and held by or as custodian for minor children. Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(3)	Shares subject to options held by directors or executive officers that are exercisable within 60 days after the Record Date (“vested”) are treated as issued and outstanding for the purposes of computing the percent of the class owned by such person, but not for the purpose of computing the percent of class owned by any other person.

(4)	Includes 15,259 shares allocated to Mr. Brittain pursuant to the 401(k) Plan and 10,930 shares in the ESOP.

(5)	Mr. Ellison’s business address is 1280 East Main Street, Brawley, California 92227.

(6)	Includes 268,806 shares held as trustee for the 401(k) Plan. The trustees have voting rights over these shares to the extent not exercised by the 401(k) Plan’s participants. These shares are included for each of Messrs. Ellison, Kern and Pedersen and Ms. Grady, the trustees, and are included once for the category “All Directors and Executive Officers as a Group.”

(7)	Includes 466,995 shares held as trustee of the ESOP. The trustees have voting rights over these shares to the extent not exercised by the ESOP’s participants. These shares are included for each of Messrs. Ellison, Kern and Pedersen and Ms. Grady, the trustees, and are included once for the category “All Directors and Executive Officers as a Group.”

(8)	Includes 13,910 shares held in trust for the benefit of Mr. Foss.

(9)	Includes 6,329 shares allocated to Mr. Gooding pursuant to the 401(k) Plan and 9,655 shares in the ESOP.

(10)	Ms. Grady’s and Mr. Kern’s business address is 1498 Main Street, El Centro, California 92243.

(11)	Includes 988 shares allocated to Ms. Grady pursuant to the 401(k) Plan and 5,981 shares in the ESOP.

(12)	Includes 671 shares in the ESOP.

(13)	Includes 18,330 shares allocated to Mr. Kern pursuant to the 401(k) Plan and 16,164 shares in the ESOP.

(14)	Mr. Pedersen’s business address is 330 West Aten Road, Imperial, California 92251.

(15)	The following information is based upon reports filed by Mr. Kelly with the Securities and Exchange Commission. Mr. Kelly has controlling interests in two corporations, FBOP Corporation, Oak Park, Illinois (“FBOP”) and Tremont Capital Corporation, Oak Park, Illinois (“Tremont”). Both FBOP and Tremont own directly the shares of the Company’s Common Stock. These shares have been aggregated for purposes of Mr. Kelly’s beneficial ownership. Mr. Kelly does not own any other shares of the Company’s Common Stock. Mr. Kelly’s address is 11 Madison Street, Oak Park, Illinois 60302.

PROPOSAL 1
ELECTION OF DIRECTORS

Number of Directors; Classification of Board

     Article V(a) of the Company’s Articles of Incorporation provide for a range of six to ten directors and permit the exact number of directors to be fixed by Board or shareholder action. The Board of Directors has fixed the number of directors at eight.

     Article VIII(b) of the Company’s Articles of Incorporation provides that when the number of directors has been fixed at nine or more, the Board of Directors shall be classified into three classes, with each class serving for staggered three-year terms. In the event that the authorized number of directors shall be fixed at six or more, but less than nine, Article VIII(b) states that the Board of Directors shall be classified into two classes, with each class serving for a term of two years. Accordingly, the Company’s eight directors are divided into two classes and are elected for alternating two-year terms.

     In the event a vacancy should occur, any director elected to fill the vacancy would hold office for the balance of the term of the class in which the vacancy occurred.

Nominees

     The persons named below, all of whom are currently members of the Company’s Board of Directors, will be nominated for election as directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all four nominees.

     In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

     The following table sets forth the names and certain information as of the Record Date concerning the persons to be nominated by the Board of Directors for election as directors of the Company:

			Year First
			Elected or		Year First
		Business Experience	Appointed		Elected or
		During the Past	Director of	Current Term	Appointed
Name and Title	Age	Five Years	the Company	Expires	Director of VIB

R. Stephen Ellison, Director	52	President, Jordan Implement Co. (Machinery)	1997	2002	1990
Richard D. Foss, Chairman of the Board of Directors	62	President, Foss Accountancy Corporation, Certified Public Accountants	1997	2002	1980
Ronald A. (Rusty) Pedersen, Vice Chairman of the Board of Directors	68	Owner, Imperial Pre-Mix Co. (cattle feed supplement manufacturing)	1997	2002	1983
Alice Helen Lowery Westerfield, Vice Chairman of the Board of Directors	73	Retired; Regional Customer Relations Officer, Valley Independent Bank (1993 to 1997); previously Chairman, President and Chief Executive Officer, The First National Bank in Coachella	1997	2002	1992

Other Directors

     The persons named below are currently members of the Company’s Board of Directors whose terms of office run until the 2003 Annual Meeting and until their successors are elected and have qualified. The following table sets forth the names and certain information as of the Record Date concerning the members of the Board of Directors whose terms are not expiring and who are not standing for reelection:

			Year First		Year First
			Elected or		Elected or
		Business Experience	Appointed		Appointed
		During the Past	Director of	Current Term	Director of
Name and Title	Age	Five Years	the Company	Expires	VIB

Thomas S. Kelly, Director	69	Chief Executive Officer, Thomas Kelly & Associates and Thomas Kelly Management, Inc. (real estate investment and management)	2000	2003	N/A
Dennis L. Kern,(1) Director, President and Chief Executive Officer	62	President and Chief Executive Officer, Valley Independent Bank	1997	2003	1983
Edward McGrew, Director	64	Owner, Magco Inc. (farming); Consultant, Nudairy (dairy development); Owner, Rio Bend R.V. Resort (recreational vehicle park) (1985-2001); Water/Agricultural Consultant, U.S. Filter Co. (1998-2001)	1997	2003	1983
Pete J. Penner Director	69	Owner and President, Penco Farms, Inc. (farming); President, V&P Farms Inc. (farming)	2001	2003	N/A

     None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company,

(1)	This person is an executive officer of the Company.

acting within their capacities as such. There are no family relationships between the directors and executive officers of the Company and none of the directors or executive officers of the Company serve as directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

Executive Officers

     The following table sets forth the names and certain information as of the Record Date concerning the executive officers of the Company, except Mr. Kern, who is a director and included in one of the tables set forth above:

				Term of	Term of
	Title With		Business Experience	Office With	Office With
Name	the Company and VIB	Age	During the Past Five Years	the Company	VIB

Jack Brittain, Jr.	Executive Vice President and Chief Credit Officer	53	Chief Credit Officer, Valley Independent Bank	Since 1998	Since 1991
Harry G. Gooding, III	Executive Vice President and Chief Financial Officer	54	Chief Financial Officer, Valley Independent Bank	Since 1997	Since 1991
Janice Stewart Grady	Senior Vice President and Human Resources Director	48	Human Resources Director, Valley Independent Bank	Since 1998	Since 1990
William Henle	Executive Vice President and Chief Operating Officer	51	Executive Vice President and Chief Operating Officer, Valley Independent Bank (2000-); self-employed business consultant (1998-2000 and 1996-1997); and Executive Vice President and Chief Operating Officer, The Aegis Consumer Funding Group (1997)	Since 2000	Since 2000

Significant Employees

     The following table sets forth the names and certain information as of the Record Date concerning the significant employees of VIB who are not deemed executive officers of the Company:

			Business Experience	Term of Office
Name	Title With VIB	Age	During the Past Five Years	With VIB

Bruce C. Jay	Regional President	51	President and Chief Executive Officer (2000-2001); Executive Vice President and Chief Financial Officer (1984-2000), Bank of Stockdale, F.S.B.	Since 2001
Robert Lowery	Regional President	49	President and Chief Executive Officer (1993-2000), Kings River State Bank	Since 2001
Martin E. Plourd	Executive Vice President/Community Banking	43	Executive Vice President, Valley Independent Bank	Since 1986

The Board of Directors and Committees

     During 2001 the Company’s Board of Directors held 12 regular meetings and two special meetings. In addition to attending Board meetings, certain of the directors serve on committees of the Board.

     The Audit Committee, which consisted of Directors Ellison, Kelly and Westerfield, reviews all internal and external examination reports and selects the Company’s independent accountants. The Audit Committee met 12 times during 2001. (See “COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS - Audit Information” herein.)

     The Executive Committee, which consisted of Directors Foss, Kelly, Kern, McGrew, Pedersen and Penner, sets policies and supervises Management between regular Board meetings. The Executive Committee met one time in 2001. The Executive Committee also serves as the Company’s Compensation Committee. (See “COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS — Compensation Committee Report on Executive Compensation” herein.)

     The Company does not have a Nominating Committee.

     In addition, some of the Company’s directors serve on the Board of Directors of VIB including the various committees established by VIB. Also, until they were merged into VIB, Mr. Kern also served on the Boards of Directors of the Company’s former subsidiaries, Bank of Stockdale, F.S.B. (“BOS”) and Kings River State Bank (“KRSB”).

     During 2001, none of the Company’s directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.

COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

Summary Compensation

     The following table sets forth a summary of annual and long-term compensation for services in all capacities to the Company or its subsidiaries for the “named executive officers”(1), which includes the Company’s executive officers whose salaries and bonuses exceeded $100,000 during 2001:

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
Name and Position				Other Annual	Underlying	All Other
With the Company	Year	Salary	Bonus	Compensation(2)	Options(3)	Compensation(4)

Jack Brittain, Jr.,	2001	$167,772	—	—	31,209	$8,229
Executive Vice President	2000	$158,160	$4,740	—	6,106	$10,988
and Chief Credit Officer	1999	$140,855	$50,000	—	12,723	$12,647
Harry G. Gooding, III,	2001	$160,800	—	—	33,330	$7,970
Executive Vice President	2000	$146,400	$4,600	—	6,106	$11,710
and Chief Financial Officer	1999	$138,000	$40,000	—	11,597	$11,851
William Henle,(5)	2001	$151,200	—	—	15,604	$5,178
Executive Vice President	2000	$72,000	$2,900	—	6,556	—
and Chief Operating Officer
Dennis L. Kern,	2001	$300,000	—	$7,200	85,572	$8,336
President and Chief	2000	$275,004	$14,000	$7,200	15,948	$12,030
Executive Officer	1999	$250,000	$62,500	$8,600	11,343	$13,178

(1)	The term “ named executive officers” means the Company’s executive officers whose salaries and bonuses exceeded $100,000 during 2001.

(2)	These figures represent directors’ fees. Perquisites paid to an executive officer which total less than the lesser of $50,000 or 10% of salary and bonus are omitted.

(3)	All share figures have been adjusted to reflect the Company’s two 3% stock dividends declared in each of 2001, 2000 and 1999.

(4)	These figures include matching contributions to the 401(k) Plan ($2,517, $2,196, and $2,968 for Mr. Brittain, $2,412, $2,260 and $2,173 for Mr. Gooding, and $2,624, $2,580 and $3,500 for Mr. Kern, for 2001, 2000 and 1999, respectively) and contributions to the Employee Stock Ownership Plan ($5,712, $8,792 and $9,679 for Mr Brittain, $5,558, $9,450 and $9,678 for Mr. Gooding, $5,178 for Mr. Henle, and $5,712, $9,450 and $9,678 for Mr. Kern for 2001, 2000 and 1999, respectively).

(5)	Mr. Henle joined the Company in July 2000.

Stock Options

     In connection with the bank holding company reorganization the Company adopted the VIB Corp 1997 Stock Option Plan providing for the issuance of up to 2,000,000 shares(1). On March 10, 1998, the Company’s Board of Directors, pursuant to the terms of the bank holding company reorganization, issued 704,769(1) options in exchange for the then outstanding VIB options, effective as of the effective date for the reorganization. As of the Record Date, the Company’s 1997 Stock Option Plan provided for the issuance of 3,074,685 shares, of which 195,054 shares had been exercised and options for 1,314,444 shares were outstanding, leaving 1,565,187 shares available for future grants. The following table sets forth certain information regarding stock options granted by the Company to the “named” executive officers during 2001:

					Potential Realized Value
		Percentage of			at Assumed Annual Rates of
		Total Options			Stock Price Appreciation
	Number of	Granted to			for Option Term
	Options	Employees(3)	Exercise	Expiration
Name	Granted in 2001(2)	During 2001	Prices	Date	5%	10%

Jack Brittain, Jr.	10,609	2.62%	$8.07	2/27/06	$89,895	$94,176
	20,600	5.09%	$8.29	12/18/06	$179,312	$187,851
Harry G. Gooding, III	12,730	3.15%	$8.07	2/27/06	$107,868	$113,004
	20,600	5.09%	$8.29	12/18/06	$179,312	$187,851
William Henle	5,304	1.31%	$8.07	2/27/06	$44,943	$47,084
	10,300	2.54%	$8.29	12/18/06	$89,656	$93,926
Dennis L. Kern	38,192	9.44%	$7.54	3/20/06	$302,366	$316,764
	47,380	11.71%	$8.29	12/18/06	$412,418	$432,058

     The following table sets forth certain information regarding stock options exercised during 2001 by the “named” executive officers:

			Number of Unexercised		Value(4) of Unexercised
	Number		Options at December 31,		in the Money Options
	of Shares		2001		at December 31, 2001
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack Brittain, Jr.	—	—	24,969	34,293	$33,957	$39,765
Harry G. Gooding, III	—	—	24,519	35,738	$32,801	$40,975
William Henle	—	—	1,311	20,849	$5,506	$43,719
Dennis L. Kern	—	—	30,907	120,590	$14,080	$173,962

(1)	These figures have not been adjusted to reflect two 3% stock dividends declared in each of 2001, 2000 and 1999.

(2)	These figures and dollar amounts have been adjusted for the Company’s two 3% stock dividends declared in 2001.

(3)	Does not include options granted to the Company’s non-employee directors during 2001. (See “COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS — Directors’ Compensation” herein.)

(4)	Assumes a market value of $9.26 per share on December 31, 2001.

Employment and Other Compensation Agreements

     Neither the Company nor VIB have entered into written employment agreements with any of the Company’s executive officers.

     During 1994 VIB adopted a Deferred Compensation Plan for its executive and other senior officers pursuant to which the participating officers elect to defer future salary or bonus income. The compensation deferred is maintained in a separate account for each participant, earns interest at 8%, and is fully vested. Participants can select the mode of distribution, lump sum or installments, payable upon termination of employment. In the event of a change in control of VIB, participants are entitled to a lump sum distribution. VIB pays the costs of administering these Deferred Compensation Plans as well as the interest earned on the amounts deferred, but VIB makes no contributions to the participants’ individual deferral accounts.

     In June, 1999, VIB adopted a Supplemental Executive Retirement Plan (the “SERP”) for its executive and other senior officers, including Messrs. Brittan, Gooding, and Kern and Ms. Grady. Mr. Henle was added in 2000, and the SERP was amended in the same year. Under the SERP, VIB agreed to pay the executives additional benefits at retirement in return for continued current satisfactory performance by the executives. The maximum benefit to each executive is 70% of the executive’s average monthly cash compensation for 20 years or life, whichever is greater, beginning at age 62 (age 65 for Mr. Kern). The SERP is embodied in a written agreement between VIB and the executives.

     The SERP is an unfunded plan, which means that the executives have no rights under the agreement beyond those of a general creditor of VIB, and there are no specific assets set aside by VIB in connection with the establishment of the SERP. The SERP is not an employment contract. If the covered employee leaves VIB’s employ by virtue of early retirement (after attaining age 55 but prior to attaining age 62), death (either prior or subsequent to retirement), termination (either voluntarily or without cause) or, under certain circumstances, a change in control, the executive receives partial benefits. However, the covered executive (or named beneficiary in case of death) is entitled to receive the vested portion of the benefit commencing on the date that the executive would otherwise be entitled to receive them and continuing for 20 years or life, whichever is greater. In 1999 VIB paid an aggregate single premium of $4,583,403 to purchase life insurance policies on each executive included in the plan to fund the benefits. In 2000, an additional premium of $1,943,000 was paid to cover Mr. Henle. VIB owns each policy and earns a rate of return on the invested premium which is reflected by an increase in the cash value of each policy.

     The accounting rules concerning deferred compensation plans, including any salary continuation plans, require that VIB accrue sufficient expenses so that the present value of the benefits to be paid to the covered executive at retirement is reflected as a liability on VIB’s books at the time of retirement. The accrual for 2001 was $665,613.

     Prior to merging with VIB in May, 2001, BOS adopted a Salary Continuation Plan (the “SCP”) covering Mr. Bruce Jay and other senior officers of BOS in February, 1994. The SCP was amended and restated in its entirety in 1999, and amended again in 2000. The SCP, as amended, is similar to VIB’s SERP, except that the SCP provides for a maximum benefit to each executive of

60% of the executive’s average monthly cash compensation for 20 years or life, whichever is greater, beginning at age 62. BOS paid an aggregate premium of $860,000 to purchase life insurance policies on each executive included in the SCP to fund the benefits. VIB owns each policy and earns a rate of return on the invested premium which is reflected by an increase in the cash value of each policy. The accrual in 2001 for the present value of the benefits to be paid to covered executives at the time of retirement was approximately $275,361.

     Prior to its merger with VIB in May, 2001, BOS entered into split-dollar life insurance agreements with its directors and certain executives in 1999. Pursuant to the terms of the agreements VIB owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums. Upon a covered executive’s death, the beneficiary is entitled to receive 80% of the total proceeds less the cash value of the policy, with VIB entitled to the balance. BOS paid an aggregate single premium in 1999 amounting to $1,111,984.

     Prior to its merger with VIB in May, 2001, KRSB adopted a Supplemental Executive Retirement Plan covering Mr. Robert Lowery in October, 2000. The plan is identical to the SERP adopted by VIB. KRSB paid an aggregate single premium of $1,800,000 to purchase a life insurance policy to fund the plan’s benefits. The accrual for 2001 was $45,172.

Management of VIB believes these expenses are partially offset by the earnings on the insurance premium investments, which are non-taxable if certain conditions are met and are higher than taxable investments made in the ordinary course of business.

Directors’ Compensation

     In 2001 the Company’s directors, except for Mr. Kern, were paid for attendance at Company Board meetings at the rate of $1,300 for each regular Board meeting (with the Chairman receiving $2,275). Members of the Executive Committee and Audit Committee receive $300 and $150, respectively, per committee meeting. All directors (except Messrs. Kelly and Penner who do not serve on VIB’s Board), received $600 for every VIB Board meeting attended and, except for Mr. Kern, received $300 for every committee meeting attended. Until the merger of BOS and KRSB into VIB, Messrs. Kelly and Penner received $1,200 and $600, respectively, for each BOS and KRSB Board meeting attended and Mr. Foss received $800 for each BOS Board meeting attended.

     During 2001 each non-employee director was granted options to purchase 28,119 shares of the Company’s Common Stock at prices between $7.54 per share and $8.60 per share, except Messrs. Kelly and Penner who were each granted options to purchase 17,819 shares at the same price range.

     VIB has entered into Deferred Compensation Agreements with each of its directors, except Ms. Westerfield, pursuant to which $600 of directors’ fees per month were deferred until May, 2000, when the directors or their beneficiaries were entitled to $1,624 per month for 10 years. The Deferred Compensation Agreements provide that if the director dies before the commencement date of the payments, the director’s beneficiary will receive the death benefit for 10 years; however, if the director’s service as a director terminates for any other reason, the actual amount deferred, plus accrued interest at 8%, will be paid to the director. Since May, 2000, the directors have continued to defer their directors’ fees as well as the deferred compensation due them pursuant to the Deferred Compensation Agreements. They are in the process of deciding, individually, whether to receive their current directors’ fees as well as their past deferrals, or whether to defer either or both amounts for another 10 years. If both amounts are deferred for 10 years then the monthly payment would be $6,020 for 10 years, commencing May, 2010.

     Prior to merging with VIB, BOS adopted a Supplemental Director Compensation Plan (the “SDCP”) for the benefit of non-employee directors of BOS in January, 1999. The SDCP provides for the payment of an annual lifetime annuity of $7,000 upon retirement, disability prior to retirement, termination without cause or termination as a result of a change in ownership. All benefit payments cease upon the death of a director. BOS paid an aggregate single premium of $1,961,032 to purchase life insurance policies on each director included in the plan to fund the benefits. VIB owns each policy and earns a rate of return on the invested premium which is reflected by an increase in the cash value of each policy. The accrual in 2001 for the present value of the benefits to be paid to directors at the time of retirement was approximately $167,903.

Profit Sharing and 401(k) Plan

     In March, 1989, VIB’s Board of Directors adopted, effective as of January 1, 1989, the Valley Independent Bank Profit Sharing and 401(k) Plan (the “401(k) Plan”). In connection with the bank holding company reorganization, the Company adopted the 401(k) Plan. In January, 2000 the 401(k) Plan was amended and restated. All full-time and part-time employees of the Company and VIB who are at least eighteen years of age and have completed three months of employment are eligible to participate. Pursuant to the 401(k) Plan, participating employees may voluntarily contribute a portion of their compensation to a trust, with the Company making a matching contribution up to a specific amount. Each year the Company may make matching profit sharing contributions to the trust for the benefit of employees participating on the last day of the year. Participating employees vest in the matching and profit sharing contributions over a seven year period. Benefits from the 401(k) Plan become available to the employee upon retirement, or in the event of disability. If employment is terminated prior to normal retirement, the employee receives all voluntary contributions and a portion of the matching and profit sharing contributions, based upon the established vesting schedule.

     As of December 31, 2001, 486 employees were participating in the 401(k) Plan. During 2001, the Company made a $164,937 profit sharing contribution. The 401(k) Plan has been qualified by the Internal Revenue Service (the “IRS”) pursuant to the Employee Retirement Income Security Act of 1974 (“ERISA”).

Employee Stock Ownership Plan

     In December, 1991, VIB’s Board of Directors adopted, effective as of January 1, 1991, the Valley Independent Bank Employee Stock Ownership Plan (the “ESOP”). In connection with the bank holding company reorganization, the Company adopted the ESOP. Pursuant to the ESOP, annual contributions, at the discretion of the Company, are made to a trust for the benefit of employees of the Company, VIB and, prior to their merger with VIB, the employees of BOS and KRSB, who are participants. All full-time employees are eligible to participate after one year of employment. Contributions shall not exceed limitations imposed by the Internal Revenue Code, and vest 20% after three years of service, 40% after four years, 60% after five years, 80% after six years, and 100% after seven years of service. Participants become 100% vested if termination is by reason of normal or deferred retirement, death or disability, or termination of the ESOP.

     As a stock ownership plan, it is intended that contributions to the ESOP trust will be utilized to purchase the Company’s (previously, VIB’s) Common Stock, which will then be allocated to the accounts of the participants, thereby enabling them to participate in the Company’s growth. Distributions pursuant to the ESOP will be in cash or in shares of the Company’s Common Stock.

     Each of the “named” executive officers participated in the ESOP during 2001. Directors who are not also employed by the Company are not eligible to participate. The total amount contributed for all participants to the ESOP for 2001 was $383,522.

     As of December 31, 2001, 458 employees were participating in the ESOP. The ESOP has been qualified by the IRS pursuant to ERISA.

Compensation Committee Interlocks and Insider Participation

     The Executive Committee, acting as the Company’s Compensation Committee (the “Committee”), consists of Directors Foss, Kern, Kelly, McGrew, Pedersen and Penner, none of whom serve as an officer of the Company, except for Mr. Kern. None of the Company’s executive officers served on the board of directors or compensation committee, or equivalent, of another entity whose executive officers or board members served on the Company’s Committee or the Company’s Board of Directors. Mr. Kern does not participate in Committee deliberations and voting regarding his compensation.

Compensation Committee Report on Executive Compensation

     During 2001 the Company’s Executive Committee, acting as the Committee, was responsible for reviewing and approving the Company’s overall compensation and benefit programs, and for administering the compensation of the Company’s executive officers. The compensation package offered to executive officers consists of a mix of salary, incentive bonus awards and stock options, as well as benefits under several employee benefit plans offered by the Company.

     The Committee is also responsible for establishing the compensation for the senior executive officers of VIB consistent with the Company’s business plans, strategies and goals. The Committee establishes the factors and criteria upon which the senior officers’ compensation is based and how such compensation relates to the Company’s performance, general compensation policies, competitive realities and regulatory requirements.

     The Committee’s functions and objectives are: (i) to determine the competitiveness of current base salary, annual incentives and long-term incentive relative to specific competitive markets for the President and Chief Executive Officer; (ii) to develop a performance review mechanism that has written objectives and goals which are used to make salary increase determinations; (iii) to develop an annual incentive plan for executive and other officers; and (iv) to provide guidance to the Board of Directors in their role in establishing objectives regarding executive compensation.

     The Committee’s overall compensation philosophy is as follows: (i) to attract and retain quality talent, which is critical to both short-term and long-term success of the Company; (ii) to reinforce strategic performance objectives through the use of incentive compensation programs; (iii) to create a mutuality of interest between executive and senior officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making; and (iv) to encourage executives to achieve substantial levels of ownership of stock in the Company.

     Between 1998, the inaugural year of the Company, and December, 1999, Mr. Kern’s compensation was paid by VIB. Between January, 2000 and March, 2001, the Company paid Mr. Kern’s compensation. Mr. Kern’s compensation was allocated to the three subsidiary banks, VIB, BOS and KRSB, pursuant to the terms of a Management Fee Allocation Agreement. During the first quarter of 2001, the Company’s Board of Directors made a strategic decision to merge BOS and KRSB into VIB. Effective April, 2001, Mr. Kern’s salary reverted to being paid by VIB, with no allocation to any other entity.

     In establishing executive compensation for the Chief Executive Officer, the Committee considered the following factors in the following order of priority: (1) improving shareholder value; (2) profitability; (3) return on assets; (4) return on equity; (5) asset quality; and (6) growth in loans and deposits as it relates to overall industry performance. Excluded from the Committee’s consideration of incentive bonuses would be income or expenses resulting from extraordinary or non-recurring events, regulatory changes, merger or acquisition activity, or the imposition of changes in generally accepted accounting principles.

     The Committee investigates the competitiveness of the compensation of the Chief Executive Officer by having peer survey data updates at least annually. Among the sources consulted are the State of California Department of Financial Institutions Executive Officer and Director Compensation Survey, SNL Securities Executive Compensation Review and the California Bankers Association Compensation and Benefits Survey. In addition, in November, 2000, the Committee engaged Bank Compensation Consulting to conduct a comprehensive on-site evaluation of the Chief Executive Officer’s compensation package.

     In April 2001, based on a recommendation from the Committee, the Company’s Board of Directors adopted an annual compensation plan for the Chief Executive Officer. The compensation plan is designed to provide salary, bonus, stock options and other compensation comparable to designated peer group banks based upon performance to plan. The compensation plan provides that the Chief Executive Officer’s base salary will be maintained at a level of at least the minimum of the 50th percentile of peers and will be adjusted annually. The compensation plan contains an annual incentive plan, pursuant to which the Chief Executive Officer will receive up to 25% of his annual base salary in the form of stock options, provided certain earnings per share targets are achieved. The compensation plan further provides for an annual cash incentive in the form of a cash payment of up to 50% of annual base salary, provided certain earnings per share targets are achieved.

     The Committee believes that the Company’s compensation program and compensation levels are effective in attracting, motivating and retaining outstanding executive and senior officers and that they are consistent with the Company’s immediate and long-term goals.

Executive Committee

Richard D. Foss Thomas Kelly Dennis L. Kern	Edward Mcgrew Ronald A. Pedersen Pete J. Penner

Audit Information

     The Board of Directors has established a written charter for the Audit Committee. The three members of the Audit Committee are “independent” as that term is defined in the listing standards of the National Association of Securities Dealers.

Audit Committee Report

     Management is responsible of the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditor the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee

R. Stephen Ellison Thomas S. Kelly	Alice Helen Lowery Westerfield

El Centro, California
February 19, 2002

     For information regarding the Company’s independent accountants, as well as fees paid for audit and non-audit services, please refer to the section entitled “INDEPENDENT ACCOUNTANTS” herein.

Stock Performance Graph

     The following graph presents the cumulative, five-year total return for the Company’s (and previously VIB’s) Common Stock compared with the Nasdaq Total Return Index, a broad market index of stocks traded in the Nasdaq National Market and the SNL Securities Index of Banks between $1 billion and $5 billion in total assets. The graph assumes the value of an investment in the Company’s Common Stock, the Nasdaq Index and the SNL Bank Index were $100 on December 31, 1996, and that all dividends were reinvested.

	Period Ending

Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

VIB Corp	100.00	142.80	120.07	80.94	84.46	113.02
NASDAQ — Total US*	100.00	122.48	172.68	320.89	193.01	153.15
SNL $1B-$5B Bank Index	100.00	166.77	166.38	152.91	173.52	210.83

Certain Transactions

     During 2001 there were no, and as of the date of this Proxy Statement there are no existing or proposed, material transactions between the Company and any of the Company’s executive officers, directors, or beneficial owners of 5% or more of the Company’s Common Stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

     Some of the directors and executive officers of the Company, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with VIB and, prior to their merger with VIB, with BOS or KRSB in the ordinary course of the subsidiaries’ businesses and VIB expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of VIB, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. Although VIB does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits.

PROPOSAL 2
AMENDING ARTICLE IV(a) OF THE COMPANY’S ARTICLES OF
INCORPORATION TO INCREASE AUTHORIZED CAPITAL

Reasons for the Proposal

     On August 14, 2001, the Company’s Board of Directors adopted a Rights Plan to protect the Company’s shareholders if at any time a controlling action is attempted without provisions to pay all shareholders a fair price for their stock. Each shareholder was given the right to purchase a one-thousandth share of the Company’s Series A Participating Preferred Stock. Under certain circumstances, in exchange for their outstanding rights, the Company’s shareholders may be entitled to a substantial number of shares of the Company’s Common Stock. Currently, the Company is authorized to issue 25,000,000 shares of its Common Stock of which 13,109,956 shares are issued and outstanding and 1,565,187 shares are reserved under the Company’s 1997 Stock Option Plan, leaving only 10,324,857 shares available for future issuance. In order to provide for the exercise of the Rights and for other legal purposes, the Company proposes to amend Article IV(a) of its Articles of Incorporation to increase the number of its authorized shares of Common Stock from 25,000,000 shares to 125,000,000 shares.

Vote Required; Board Recommendation

     A favorable vote by the holders of a majority of the Company’s outstanding Common Stock entitled to vote is required to amend Article IV(a) of the Company’s Articles of Incorporation.

     The Board of Directors recommends a vote of “FOR” on this proposal.

INDEPENDENT ACCOUNTANTS

     The firm of Vavrinek, Trine, Day & Co., LLP (“VTD”), served as independent public accountants for the Company for 2001. It is anticipated that a representative of VTD will be present at the Meeting to respond to appropriate questions from shareholders. In addition to audit services, that firm performed selected non-audit services, including assisting in the preparation of the Company’s tax returns, review of quarterly reports filed with the Securities and Exchange Commission (the “SEC”) on Form 10-Q and other regulatory reports. All services rendered by VTD were approved by the Audit Committee of the Company who considered the possible effect of each such service on the independence of VTD. The Company has selected VTD to be its accountants for 2002.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2001, including reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, amounted to $122,350.

Financial Information Systems Design and Implementation Fees

     The Company did not incur any fees with respect to services rendered by its independent accountants regarding financial systems design and implementation.

All Other Fees

     The aggregate fees billed for all other services rendered by the Company’s auditors amounted to $8,750.

SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company’s 2003 Annual Meeting of Shareholders, which is tentatively scheduled for April 23, 2003, is November 22, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC. The executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all reports they file pursuant to Exchange Act Section 16(a).

     Except as noted below and based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during 2001 the Company’s executive officers, directors, and greater than 10% shareholders complied with all filing requirements applicable to them. During March, 2001, Mr. Thomas Kelly filed amendments to Form 4 for December, 2000, correcting an incorrect balance, and to Form 4 for January, 2001, correcting a reported dividend. Mr. Foss filed an amended Form 4 for November, 2001 on December 17, 2001, to include an omitted transaction. In addition, in late January, 2002, the December, 2001 Form 4 filings for all directors and executive officers were amended to reflect the grant of stock options in December, 2001.

OTHER MATTERS

     The SEC’s rules permit the Proxy to confer discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders. The

     Company mailed its Proxy Materials for the 2001 Annual Meeting on March 23, 2001 and, accordingly, discretionary authority is conferred to the persons named in the accompanying Proxy to vote on any matter, notice of which is not received until after February 6, 2002.

     Management does not presently know of any matters to be presented at the Meeting other than those set forth above. If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors on such matters.

VIB CORP

Dated: March 22, 2002	Charlotte Studer, Secretary

PROXY

VIB CORP
ANNUAL MEETING OF SHAREHOLDERS
April 24, 2002

     The undersigned shareholder of VIB Corp (the “Company”) hereby nominates, constitutes and appoints R. Stephen Ellison, Richard D. Foss and Dennis L. Kern, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Brunner’s Crystal Room, 215 North Imperial Avenue, El Centro, California 92243, on Wednesday, April 24, 2002, at 6:00 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present there at, as follows:

1.	Election of Directors. Authority to elect the four persons named below and in the Proxy Statement dated March 22, 2002, accompanying the Notice of said Meeting, to serve until the 2004 Annual Meeting and until their successors are elected and have qualified:

R. Stephen Ellison Richard D. Foss	Ronald A. (Rusty) Pedersen Alice Helen Lowery Westerfield

AUTHORITY GIVEN    ☐                AUTHORITY WITHHELD    ☐

IF YOU WISH TO VOTE FOR SOME, BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU DO NOT WISH TO VOTE FOR IN THE SPACE PROVIDED BELOW:

2.	Amendment to Articles of Incorporation. To amend Article IV(a) of the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s Common Stock from 25,000,000 shares to 125,000,000 shares.

FOR    ☐                AGAINST    ☐                ABSTAIN    ☐

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” ON PROPOSAL 1 AND “FOR” ON PROPOSAL 2. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH IS RECEIVED AFTER FEBRUARY 6, 2002. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

Dated: ______________________________, 2002

(Number of Shares)

(Signature of Shareholder)

(Please Print Your Name)

(Signature of Shareholder)

(Please Print Your Name)

(Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I do ☐ do not ☐ expect to attend the Meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.